Exhibit 2.2

BYLAWS
OF
RAD LAND REIT, INC

ARTICLE I
OFFICES AND RECORDS

Section 1.1. PRINCIPAL AND OTHER OFFICES. RAD Land REIT, Inc. (the “Corporation”) shall have a principal office in the State of Maryland as set forth in the Corporation's articles of incorporation, as amended or restated (the “Articles of Incorporation”). The board of directors of the Corporation (the “Board of Directors”) may at any time change the Corporation's principal office in the State of Maryland by making the appropriate filing with the Maryland State Department of Assessments & Taxation (the “SDAT”). The Corporation may also have other offices, within or without the State of Maryland, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.2. RESIDENT AGENT. The resident agent of the Corporation and the agent's address shall be as set forth in the Articles of Incorporation. The Board of Directors may at any time change the Corporation's resident agent or address by making the appropriate filing with the SDAT.

Section 1.3. BOOKS AND RECORDS. The Corporation shall keep and maintain at a minimum:

(a)	A stock ledger which contains: (i) the name and address of each of its stockholders; and (ii) the number of shares of each class which the stockholder holds.

(b)	Books and records of its accounts and transactions.

(c)	Minutes of the meetings of, and records of action taken by: (i) its stockholders; (ii) the Board of Directors; and (iii) any executive or other committee exercising any of the powers of the Board of Directors.

The officers of the Corporation shall cause to be prepared a statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. This statement shall be presented at the next annual meeting of the stockholders as provided by Section 2.3 of these Bylaws.

All records required by the Maryland General Corporation Law (the “MGCL”) to be maintained by the Corporation shall be kept at the Corporation’s principal place of business. Such records may be maintained on any information storage device or method that can be converted into written form for visual inspection or electronic production within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law and these Bylaws.

In addition to the corporate documents specified by Section 2-512(a) of the MGCL, the stockholders of the Corporation are also entitled to inspect and copy the minutes of the proceedings of the Board of Directors and of any executive or other committee exercising any of the powers of the Board of Directors, including any consents or other records of action taken by the Board of Directors or such committee, in accordance with the procedure set forth by Section 2-512(b) of the MGCL.

ARTICLE II
STOCKHOLDERS

Section 2.1. PLACE OF MEETING. Meetings of the stockholders of the Corporation shall be held at any place, within or without the State of Maryland, as shall be fixed by the Board of Directors. The Board of Directors may determine, in its discretion, that any meeting of the stockholders may be held partially or solely by remote communication in accordance with Section 2.2 of these Bylaws, without designating a place for a physical assembly of stockholders.

Section 2.2. REMOTE COMMUNICATION. The Board of Directors may authorize stockholders not physically present at any meeting of stockholders to participate in the meeting by remote communication, videoconference, teleconference, or other available technology, subject to any guidelines and procedures adopted by the Board of Directors. At a meeting in which stockholders can participate by remote communication, the Corporation shall implement reasonable measures to:

(a)	verify that each person deemed present and permitted to vote at the meeting by remote communication is a stockholder or proxy holder; and

(b)	allow stockholders and proxy holders participating by remote communication to either read or hear the proceedings as they take place and to participate in the meeting and vote on matters submitted to the stockholders.

The Corporation shall maintain a record of the vote or other action taken by stockholders or proxy holders at the meeting by remote communication.

Section 2.3. ANNUAL MEETING. An annual meeting of the stockholders, for the purpose of electing directors, presenting the Corporation's annual statement of affairs to the stockholders, and transacting any other business as may be brought before the meeting, shall be held on the date specified by the Board of Directors which is not a Sunday or legal holiday in the place where the meeting is to be held. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice.

Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.4. SPECIAL MEETINGS. Special meetings of the stockholders may be called by:

(a) the President;

(b) the Board of Directors;

(c) Chairman of the Board of Directors;

(d) Chief Executive Officer; or

(d) the Secretary, if stockholders have requested a special meeting and complied with the provisions of Section 2.5 of the Bylaws. The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation's proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required under Section 2.5 hereof, the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting. The Corporation has elected to be governed by Section 3-805 of the MGCL so long as it operates as a real estate investment trust.

Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage (hereinafter defined) have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

Only business within the purposes described in the Corporation's meeting notice may be conducted at a special meeting of the stockholders.

The chairman of the Board of Directors, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 2.5. STOCKHOLDER NOMINATIONS AND PROPOSALS.

(a)	Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it. In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (1) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary) and a brief description of the business desired to be brought before the meeting, (2) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (3) set forth (A) the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (B) the number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder, and (C) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (4) be sent to the secretary by registered mail, return receipt requested, (5) the information required to be provided under Section 2.15 of these Bylaws, and (6) be received by the secretary within sixty (60) days after the Request Record Date. The Record Date Request Notice shall set forth all information relating to each individual whom the stockholder proposes to nominate for election or reelection as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved).

(b)	In the case of any special meeting called by the secretary upon the request of stockholders (a "Stockholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the ninetieth (90th) day after the Meeting Record Date or, if such day is not a Business Day (as hereinafter defined), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. a

(c)	The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the applicable provisions of these Bylaws.

(d)	Upon receiving the Record Date Request Notice, the Board of Directors shall fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which a Record Date Request. In no event will an adjournment or postponement of an annual meeting of stockholders begin a new time period for giving a proposing stockholder's notice as provided above.

Section 2.6. RECORD DATE FOR MEETINGS. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may either:

(a) fix in advance a date, not more than ninety (90) days or less than ten (10) days before the date of the meeting, as the record date; or

(b) direct that the stock transfer books of the Corporation be closed for a stated period, but no longer than twenty (20) days or less than ten (10) days before the date of the meeting.

If no record date is fixed and the stock transfer books are not closed, the record date shall be the later of:

(x) the close of business on the day on which notice of the meeting is mailed; or

(y) the thirtieth (30th) day before the meeting.

A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board of Directors fixes a new record date for the adjourned or postponed meeting. The Board of Directors must fix a new record date if the meeting is adjourned or postponed more than ninety (90) days after the record date fixed for the original meeting of stockholders.

Section 2.7. NOTICE OF STOCKHOLDERS' MEETING. Written notice of any annual or special meeting of stockholders shall be given not less than ten (10) nor more than ninety (90) days before the date of the meeting to all stockholders entitled to vote at the meeting and to all other stockholders entitled to notice of the meeting in writing or by electronic transmission. Such notice shall state:

(a) the time and date of the meeting;

(b) the place of the meeting, if any;

(c) if remote communication is authorized for the meeting, the information required for stockholders and proxy holders to participate, be considered present, and vote at the meeting; and

(d) the purpose or purposes for which the meeting is called, if the meeting is a special meeting or notice of the meeting's purpose is required by the MGCL.

The Corporation shall provide any notice to a stockholder:

(x) on paper by personal delivery, leaving it at the stockholder's residence or usual place of business, or mailing it to the stockholder's address as it appears on the Corporation's records; and/or;

(y) by electronic transmission to any address or number at which the stockholder receives electronic transmissions, unless the Corporation has received a request from such stockholder that notice not be sent by electronic transmission.

The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Good faith failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with these Bylaws.

Any person entitled to notice of a meeting may deliver a waiver of notice to the Corporation in writing or by electronic transmission either before or after the time of the meeting. A stockholder's participation or attendance at a meeting in person or by proxy shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.8. VOTING LISTS. The Corporation shall prepare, as of the record date fixed for a meeting of stockholders or the date the stock transfer books are closed as provided by Section 2.6 of these Bylaws, an alphabetical list of all stockholders entitled to vote at the meeting (or any adjournment thereof). The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting (or any adjournment thereof).

If any or all of the stockholders are participating in the meeting by remote communication, the list shall be open to examination by the stockholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided to stockholders with the notice of the meeting.

Section 2.9. QUORUM OF STOCKHOLDERS. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Articles of Incorporation for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the Chair (hereinafter defined) of the meeting may adjourn the meeting sine die or from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 2.10. CONDUCT OF MEETINGS.

(a)	Every meeting of stockholders shall be conducted by an individual (the “Chair”) appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the vice chairman of the Board of Directors, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary's absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the Chair of the meeting, shall record the minutes of the meeting. The secretary or, in the secretary's absence or inability to act, the person whom the Chair shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

(b)	Unless the Articles of Incorporation or these Bylaws provide otherwise, the Chair shall determine the order of business and the Chair may prescribe such rules, regulations and procedures and take such action as, in the discretion of the Chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation,

i.	restricting admission to the time set for the commencement of the meeting;

ii.	limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the Chair of the meeting may determine;

iii.	limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine;

iv.	limiting the time allotted to questions or comments;

v.	determining when and for how long the polls should be opened and when the polls should be closed;

vi.	maintaining order and security at the meeting;

vii.	removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting;

viii.	concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and

ix.	complying with any state and local laws and regulations concerning safety and security.

(c)	Unless otherwise determined by the Chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Chair shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

(d)	The Corporation may postpone or cancel a meeting of stockholders by making a public announcement of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this section.

Section 2.11. VOTING OF SHARES. The affirmative vote of a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, without any right to cumulative votes. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Articles of Incorporation. Unless otherwise provided by statute or by the Articles of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 2.12. VOTING BY PROXY. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder's original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

A proxy shall be revocable unless the proxy states that the proxy is irrevocable and is coupled with an interest sufficient to support an irrevocable power.

Section 2.13.         Voting Of Stock By Certain Holders.

(a)	Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary may vote stock registered in the name of such person in the capacity of trustee or fiduciary, either in person or by proxy.

(b)	Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

(c)	The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. Upon receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 2.14         INSPECTORS. The Board of Directors or the Chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the Chair of the meeting, the inspectors, if any, shall

(a)          determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies,

(b)          tabulate all votes, ballots or consents,

(c)          report such tabulation to the chairman of the meeting,

(d)          hear and determine all challenges and questions arising in connection with the right to vote, and

(e)          do such acts as are proper to fairly conduct the election or vote.

Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.15         stockholder nominations for directors and information to be provided with respect to stockholder requests.

(a)	Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 2.15 and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with any applicable provisions of Section 2.5 and this Section 2.15.

(b)	Such stockholder's notice shall set forth:

(i)      as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to MGCL 2-502, 2- 504, and 2-507 (including the Proposed Nominee's written consent to being named in the proxy statement as a nominee and to serving as a director as needed);

(ii)          as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder's reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii)          as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A)          the number of all shares of stock or other securities of the Corporation or any affiliate thereof (each, a “Company Security” and, collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B)          the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C)          whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person's economic interest in the Company Securities, and

(D)          any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders.

(iv)          as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to above in this Section 2.15 and any Proposed Nominee,

(A)          the name and address of such stockholder, as they appear on the Corporation's stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee;

(B)          the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v)          the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder's notice; and

(vi)          to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

(c)	Such stockholder's notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee:

(i)          certifying that such Proposed Nominee

(A)          is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation; and

(B)          will serve as a director of the Corporation if elected; and

(C)          attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee required by the Corporation).

(d)	Notwithstanding anything in this Section 2.15 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date of the notice for the preceding year's annual meeting, a stockholder's notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(f)          For purposes of this Section 2.15, “Stockholder Associated Person” of any stockholder shall mean

(i)          any person acting in concert with such stockholder,

(ii)          any person that is an immediate family member of such stockholder,

(iii)          any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and

(iv)          any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

Section 2.16         ACTION BY STOCKHOLDERS WITHOUT A MEETING.

(a)	Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent which sets forth the action is:

i.	given in writing or by electronic transmission by each stockholder entitled to vote on the matter; and

ii.	filed in paper or electronic form with the minutes of the proceedings of the stockholders.

(b)	As authorized by the Articles of Incorporation, the holders of common stock entitled to vote generally in the election of directors may take action or consent to any action by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders' meeting if the Corporation gives notice of the action not later than ten (10) days after the effective date of the action to each holder of the class of common stock and to each stockholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

(c)	The Board of Directors may:

i.	set a record date in compliance with the MGCL for the purposes of determining stockholders entitled to take action by written consent and to receive notice of any such action; and

ii.	adopt reasonable procedures for providing consents instead of holding a meeting.

An action shall not be effective unless written consents signed by a sufficient number of stockholders to take the action are delivered to the Corporation within sixty (60) days after the date of the earliest consent in accordance with procedures adopted by the Board of Directors.

Section 2.17         Control Share Acquisition Act. Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the MGCL or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III
DIRECTORS

Section 3.1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, except as conferred on or reserved to the stockholders by law, the Articles of Incorporation, or these Bylaws.

Directors must be natural persons at least 18 years of age and need not be stockholders of the Corporation.

Section 3.2. NUMBER OF DIRECTORS

(a)          At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL or Articles of Incorporation, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the Board of Directors or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

(b)          Notwithstanding the foregoing, the Corporation's Board of Directors shall at all times from and after the date of the initial closing of the Corporation's initial public offering of its common stock pursuant to either an effective registration statement under the Securities Act or a qualified offering statement under Regulation A promulgated pursuant to the Securities Act, subject to filling of vacancies resulting from a Director's resignation, death or other removal, be comprised of at least one-third, and not less than 1, Independent Director.

(c)          “Independent Director” means a duly appointed or elected person who:

(i)          does not receive, other than in his capacity as a member of a board of managers or directors or a board committee, any consulting, advisory or other compensatory fee from the Corporation, any subsidiary of the Corporation, or any associate (as defined below) thereof and has not received any such fee within the last two years; and

(ii)          does not have a “material business relationship” with the Corporation, any subsidiary of the Corporation, or any of the Corporation's associates.

(d)          For purposes of the above definition of “Independent Director”:

(i)          the term “Associate” means any person who is: (a) a corporation or other legal entity, other than the Corporation or a majority-owned subsidiary of the Corporation, of which the person in question is an officer, director, partner, or a direct or indirect, legal or beneficial owner of five percent (5%) or more of any equity securities; and (b) a trust or other estate in which the person in question has a substantial beneficial interest or for which the person in question serves as a trustee or in a similar capacity; and

(ii)          the term “Material Business Relationship” means a business or professional relationship from which a person derives gross revenue that exceeds 5% of (a) such person's annual gross revenue from all sources during either of the last two years; or (b) such person's net worth on a fair market value basis.

(e)          No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.3. TERM OF OFFICE. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director's earlier death, resignation, disqualification, or removal. A director shall continue to serve after the expiration of the director's term until a successor is elected and qualified.

Section 3.4. REMOVAL. Any or all of the directors may be removed at any time, with cause as defined in the Articles of Incorporation, by the affirmative vote of a majority of the votes entitled to be cast generally for the election of directors. A director may be removed by stockholders or directors only at a meeting called for that purpose, for which the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director or directors.

Section 3.5. RESIGNATION. A director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, its chair, or the Secretary of the Corporation. A resignation is effective when the notice is given unless the notice states a later effective time or makes resignation effective on the occurrence of an event. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled in accordance with Section 3.6 of these Bylaws before the effective time, but the successor shall not take office until the effective time.

Section 3.6. VACANCIES. If, for any reason, any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors, whether resulting from a director ceasing to be a director or from an increase in the number of directors constituting the Board of Directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies or until his or her earlier death, resignation or removal.

Section 3.7. MEETINGS OF DIRECTORS.

(a)	A regular meeting of the newly elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

(b)	Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

(c)	A regular or special meeting of the Board of Directors may be held in or out of the state of Maryland.

Section 3.8. REMOTE COMMUNICATION. Directors not physically present at a meeting of the Board of Directors may participate in the meeting by remote communication, videoconference, teleconference, or other available technology if all directors participating in the meeting can hear each other at the same time. Directors participating by remote communication shall be considered present in person at the meeting. The Board of Directors may also determine that any meeting of the Board of Directors may be held solely by remote communication.

Section 3.9. NOTICE OF DIRECTORS' MEETINGS

Meetings of the Board of Directors shall be held upon notice unless the notice is waived as provided herein. Such notice shall state:

(a) the time and date of the meeting;

(b) the place of the meeting [(if any)]; and

(c) the any remote communication by which directors may participate at the meeting.

Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least forty-eight (48) hours prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute, the Articles of Incorporation or these Bylaws.

A director entitled to notice of a meeting may deliver a waiver of notice to the Corporation in writing or by electronic transmission either before or after the time of the meeting. A director's presence at a meeting shall also constitute a waiver of notice, except where the director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10. QUORUM AND ACTION BY DIRECTORS. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Articles of Incorporation or these Bylaws, the vote of a majority or the percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 3.11.         Voting.         The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles of Incorporation or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Articles of Incorporation or these Bylaws.

Section 3.12. Organization.         At each meeting of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman, the vice chairman of the Board of Directors, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the Board of Directors, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.13 COMPENSATION Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor. Notwithstanding the foregoing, a director who is also an officer of the Corporation shall not receive additional compensation for such service as a director.

Section 3.14. ACTION BY DIRECTORS WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if a unanimous consent which sets forth the action is:

(a) given in writing or by electronic transmission by each member of the Board of Directors or committee thereof entitled to vote on the matter; and

(b) filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee thereof.

Section 3.15.         RELIANCE.         Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.16         Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.17         Certain Rights Of Directors And Officers. A director or officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 3.18         Emergency Provisions. Notwithstanding any other provision in the Articles of Incorporation or these Bylaws, this Section 3.18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article 3 of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors,

(a)	a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances;

(b)	notice of any meeting of the Board of Directors during such an Emergency may be given less than (twenty-four) 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and

(c)	the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

Article IV
COMMITTEES

Section 4.1         Number, Tenure And Qualifications. The Board of Directors may appoint from among its members committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 4.2         Powers.

(a)	The Board of Directors may delegate to committees appointed under Section 4.1 any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors or prohibited by the Articles of Incorporation of such committee, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion.

(b)	Notwithstanding the foregoing, a committee of the Board of Directors shall not have the authority to:

i.	issue stock, other than as expressly authorized by the MGCL;

ii.	recommend to the stockholders any action which requires stockholder approval, other than the election of directors;

iii.	amend these Bylaws; or

iv.	approve any merger or share exchange which does not require stockholder approval.

Section 4.3         Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.

Section 4.4         Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5         Consent By Committees Without A Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 4.6 Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V
OFFICERS

Section 5.1. POSITIONS AND ELECTION. The officers of the Corporation may include a chairman of the Board of Directors, a vice chairman of the Board of Directors, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, secretary, treasurer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 5.2. REMOVAL AND RESIGNATION. Any officer elected by the Board of Directors may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present. Removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Any officer may resign at any time by delivering notice in writing or by electronic transmission to Board of Directors, the chairman of the Board of Directors, the chief executive officer, the president or the secretary of the Corporation. Resignation is effective when the notice is delivered unless the notice provides a later effective date.

A vacancy in any office may be filled at any regular or special meeting of the Board of Directors by the affirmative vote of the majority of the directors in attendance where a quorum is present for the balance of the term.

Section 5.3         Chief Executive Officer. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the Board of Directors shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.4         Chief Operating Officer. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.5         Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.6         Chairman Of The Board. The Board of Directors may designate from among its members a Chairman of the Board of Directors, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the Board of Directors as an executive or non-executive chairman. The Chairman of the Board of Directors shall preside over the meetings of the Board of Directors and over those meetings of the stockholders as may be required. pursuant to these Bylaws. The Chairman of the Board of Directors shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 5.7         PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.8. VICE-PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

Section 5.9. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) shall be in charge of updating and monitoring the independent transfer agent that is in charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of the Secretary, the minutes of all meetings of the Board of Directors and stockholders shall be recorded by the person designated by the President or by the Board of Directors.

Section 5.10. TREASURER. The treasurer shall (a) have the custody of the funds and securities of the Corporation,(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, (c) deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, (d) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, (e) render to the president and the Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation, and (f) in general, perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

Section 5.11         Assistant Secretaries And Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

Section 5.12         Compensation. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS

Section 6.1         Contracts. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 6.2         Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 6.3         Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board of Directors may determine.

ARTICLE VII
SHARE CERTIFICATES AND TRANSFER

Section 7.1         UNCERTIFICATED SHARES. Except as may be otherwise provided by the Board of Directors, the shares of the Corporation shall be uncertificated shares. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the MGCL.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 7.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof an/or by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall cause the Corporation's transfer agent to provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 7.3. BENEFICIAL AND RECORD STOCKHOLDERS.

(a)	The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the stockholder's name are held for the account of a specified person other than the stockholder (“beneficial owner”). Such a resolution shall include: (i) the class of stockholders who may certify; (ii) the purpose for which the certification may be made; (iii) the form of certification and the information to be contained in it; (iv) if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the Corporation must receive the certification; and (v) any other provisions the Board of Directors considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board of Directors in accordance with this Section 7.3(a), the person specified in the certification is, for the purpose set forth in the certification, the beneficial owner of record of the specified stock in place of the stockholder that makes the certification.

(b)	Unless a beneficial owner has been certified as provided by the procedure set forth by Section 7.3(a), the Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Maryland, or giving proxies with respect to those shares. Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 7.4. REPLACEMENT CERTIFICATES. Any officer of the Corporation may direct a new certificate or certificates to be issued by the Corporation's transfer agent in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 7.5 Fixing Of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken. When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than one hundred twenty (120) days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

ARTICLE VIII
DISTRIBUTIONS

Section 8.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its stockholders in cash, property (other than stock of the Corporation), or a dividend of stock of the Corporation to the extent permitted by the Articles of Incorporation and the MGCL.

Section 8.2. RECORD DATE FOR DISTRIBUTIONS AND STOCK DIVIDENDS. For the purpose of determining stockholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a stock dividend, the Board of Directors may, at the time of declaring the distribution or stock dividend, set a date no more than sixty (60) days prior to the date of the distribution or stock dividend.

If no record date is fixed, the record date shall be the date on which the resolution of the Board of Directors authorizing the distribution or stock dividend is adopted.

Section 8.3         Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE IX

INDEMNIFICATION AND ADVANCEMENT

Section 9.1 Indemnification. To the fullest extent permitted by Maryland law and subject to the restrictions set forth in this Section 9.1 and Section 9.2, the Corporation shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to

(a)	any individual who is a present or former Director or officer of the Corporation;

(b)	any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity; or

(c)	any external manager acting as an agent of the Corporation (the foregoing persons in (a) through (c), “Indemnified Persons”). Except as provided in this Section 9.1 and Section 9.2, the Corporation shall have the power with the approval of the Board of Directors to provide such indemnification and advancement of expenses to any employee or agent of the Corporation. No amendment of the Articles of Incorporation or Bylaws or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. The Board of Directors may take such action as is necessary to carry out this Article XI.

Section 9.2 Limitations on Indemnification. Notwithstanding the foregoing, the Corporation shall not provide for indemnification of any Indemnified Person for any liability or loss suffered by any of them, nor shall it exculpate any of them, unless all of the following conditions are met:

(a)          Such Indemnified Person was acting on behalf of or performing services for the Corporation.

(b)          Such Indemnified Person has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(c)          Such liability or loss was not the result of:

(i)          any proceeding charging improper personal benefit to the Indemnified Person, in which the Indemnified Person was adjudged to be liable on the basis that personal benefit was improperly received; or

(ii)          any proceeding where the Indemnified Person is found by a court of law to be guilty of a felony directly related to his or her or its dealings with the Corporation.

Section 9.3 Limitation on Payment of Expenses. The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by any Indemnified Persons in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied:

(a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation,

(b) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and

(c) the Indemnified Person undertakes to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

ARTICLE X

GENERAL PROVISIONS

Section 10.1. FORUM FOR INTERNAL CORPORATE CLAIMS. Unless the Corporation consents in writing to the selection of an alternative forum, any or all internal corporate claims shall be brought exclusively in:

(a) a Circuit Court in Baltimore County in the State of Maryland;

(b) a Federal Court in the State of Maryland; or

(c) Thirteenth Circuit for the State of Florida.

Section 10.2. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 10.3. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the MGCL shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 10.5. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE XI
AMENDMENT OF BYLAWS

Section 11.1. AMENDMENT. The Board of Directors shall have the exclusive power to adopt, amend, repeal, or otherwise alter these Bylaws.